Exhibit 3

Exhibit 3

Forward looking information

This presentation contains certain forward?looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward?looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH ability to comply with the framework agreement signed with CEMEX, CEMEX ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward?looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward?looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED AND COMBINED FIGURES ARE  PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. FOR CONVENIENCE OF THE READER, SELECTED CONSOLIDATED AND COMBINED FINANCIAL INFORMATION FOR THE YEAR 2012 AND THE FIRST QUARTER OF 2012 HAS BEEN

PREPARED ON A PRO FORMA BASIS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

1Q13 results highlights

January – March First Quarter

2012 2012

Millions of US dollars 2013 % var 2013 % var Proforma Proforma

Net sales 383 393 (2%) 383 393 (2%)

Gross profit 213 213 0% 213 213 0%

Operating earnings before

118 115 2% 118 115 2% other expenses, net

Operating EBITDA 141 130 8% 141 130 8%

Free cash flow after

51 51 maintenance capex

Adjusting for the fewer working days during the quarter, operating  EBITDA and net sales increased by 15% and 3%, respectively on a year?over?year basis

Operating EBITDA margin expansion as a result of better pricing levels in most of our operations and  initiatives to improve efficiency

CLH: volumes and prices

3M13 vs. 3M12 1Q13 vs. 1Q12 1Q13 vs. 4Q12

Volume (l?t?l1 ) (9%) (9%) (8%)

Domestic gray

Price (USD) 6% 6% 3%

cement

Price (l?t?l1 ) 8% 8% 4%

Volume (l?t?l1 ) (4%) (4%) (7%)

Ready mix Price (USD) 8% 8% 6%

Price (l?t?l1 ) 9% 9% 7%

Volume (l?t?l1 ) (4%) (4%) (7%)

Aggregates Price (USD) 1% 1% (2%)

Price (l?t?l1 ) 2% 2% (1%)

Sequential price increases in cement and ready?mix in local?currency  terms in all of our markets

Adjusting for the fewer business days during the quarter, consolidated  gray cement volumes declined by 3%

Both ready?mix and aggregates volumes increased by 2% adjusting for  the fewer working days

1 Like?to?like volumes adjusted for investments/divestments and, in the case of prices, foreign?exchange fluctuations

1Q13 achievements

21% alternative fuel substitution rate during 1Q13

In Colombia alternative fuels consumption reached 42% during 1Q13

In Panama initial tests to burn rice husks

Reduction of clinker factor usage to 67.4% during 1Q13, from 70.2%  in 1Q12

Improvement in productivity of our fleet resulting in reductions in  transportation costs in Colombia, Costa Rica and Panama

Continue to focus our value creation strategy on a portfolio of  solutions for contractors

In Colombia, contracts to build more than 5,700 houses for national  and local governments

In Colombia, as of the first quarter, 30 Construramas had been  opened and more than 90 have signed up to join the network

New 500K ton cement grinding capacity project in the Colombian  Atlantic Coast on track to become operational by 4Q13

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April 2013

Regional Highlights

Colombia

Millions of 2012 1Q12

2013% var 1Q13% var

US dollars Proforma Proforma

Net Sales 209 216(3%) 209 216(3%)

Op. EBITDA 87 84 4% 87 84 4%

as % net sales 41.7% 38.9% 2.8pp 41.7% 38.9% 2.8pp

2013 vs. 1Q13 vs. 1Q13 vs.

Volume

2012 1Q12 4Q12

Cement (15%) (15%) (15%)

Ready mix 2% 2% (11%)

Aggregates (6%) (6%) (11%)

2013 vs. 1Q13 vs. 1Q13 vs.

Price (LC)

2012 1Q12 4Q12

Cement 10% 10% 3%

Ready mix 11% 11% 5%

Aggregates 1% 1% (4%)

Fundamentals for Colombia have not changed

Adjusting for fewer working days, quarterly cement volumes declined by  10%, mainly due to

A temporary loss in market share resulting from the January price  increase

Delay in the start of some infrastructure projects and lower  housing activity in Bogota and in the self?construction sector

Stimulus packages announced by the government to boost economic growth

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Panama

Millions of 2012 1Q12

2013 % var 1Q13 % var

US dollars Proforma Proforma

Net Sales 72 77 (6%) 72 77 (6%)

Op. EBITDA 34 33 4% 34 33 4%

as % net sales 46.8% 42.7% 4.1pp 46.8% 42.7% 4.1pp

2013 vs. 1Q13 vs. 1Q13 vs.

Volume

2012 1Q12 4Q12

Cement (1%) (1%) 0%

Ready mix (16%) (16%) 2%

Aggregates (6%) (6%) 1%

2013 vs. 1Q13 vs. 1Q13 vs.

Price (LC)

2012 1Q12 4Q12

Cement (1%) (1%) 4%

Ready mix 5% 5% 10%

Aggregates 13% 13% 5%

Quarterly cement volumes increased by 8% adjusting for the fewer  working days

The decline in ready?mix volume during the quarter mainly results  from the conclusion of an important hydroelectric project;

Excluding this project the volume increased by 1%

Infrastructure continued to be the main driver of demand

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Costa Rica

Millions of 2012 1Q12

2013 % var 1Q13 % var

US dollars Proforma Proforma

Net Sales 35 33 7% 35 33 7%

Op. EBITDA 15 13 19% 15 13 19%

as % net sales 43.7% 39.3% 4.4pp 43.7% 39.3% 4.4pp

2013 vs. 1Q13 vs. 1Q13 vs.

Volume

2012 1Q12 4Q12

Cement (8%) (8%) 1%

Ready mix (19%) (19%) (1%)

Aggregates (9%) (9%) 0%

2013 vs. 1Q13 vs. 1Q13 vs.

Price (LC)

2012 1Q12 4Q12

Cement 13% 13% 6%

Ready mix 12% 12% 4%

Aggregates (11%) (11%) (1%)

Adjusting for the fewer working days, cement, ready mix and  aggregates volumes declined by 2%, 13% and 3%, respectively

The decline in ready?mix volumes reflects the completion of projects  like Torre Sigma and Paseo Metrópoli

Residential permits exhibited double?digit growth during the first months  of the year

Positive trend to continue in the infrastructure sector

Rest of CLH

Millions of 2012 1Q12

2013 % var 1Q13 % var

US dollars Proforma Proforma

Net Sales 71 71 0% 71 71 0%

Op. EBITDA 19 20 (3%) 19 20 (3%)

as % net sales 27.3% 28.1% (0.8pp) 27.3% 28.1% (0.8pp)

2013 vs. 1Q13 vs. 1Q13 vs.

Volume

2012 1Q12 4Q12

Cement (2%) (2%) (2%)

Ready mix 3% 3% (2%)

Aggregates 61% 61% 4%

Price (LC)1 2013 vs. 1Q13 vs. 1Q13 vs.

2012 1Q12 4Q12

Cement 8% 8% 10%

Ready mix 7% 7% 11%

Aggregates 25% 25% 21%

Adjusting for fewer working days quarterly cement volumes increased by  4%

In the region, Nicaragua and Brazil showed the most dynamism during  the quarter

In Nicaragua, positive dynamics in infrastructure driven by projects of

Clean energy

Road network improvement “Calles para el Pueblo”

1	Volume?weighted, local?currency average prices

April 2013

1Q13 Results

Operating EBITDA, cost of sales and operating expenses

January – March First Quarter

Millions of US dollars 2012 2012

2013 % var 2013 % var Proforma Proforma

Net sales 383 393 (2%) 383 393 (2%) Operating EBITDA 141 130 8% 141 130 8% as % net sales 36.7% 33.2% 3.5pp 36.7% 33.2% 3.5pp Cost of sales 170 180 (5%) 170 180 (5%) as % net sales 44.4% 45.7% (1.3pp) 44.4% 45.7% (1.3pp) Operating expenses 96 98 (2%) 96 98 (2%) as % net sales 24.9% 24.9% 0.0pp 24.9% 24.9% 0.0pp

Operating EBITDA increased by 15%, adjusting for the fewer working  days, mainly due to a positive contribution from our operations in Colombia, Panama and Costa Rica

Cost of sales as a percentage of net sales decreased by 1.3pp mainly due to an increase in  alternative fuel utilization and the effect of higher prices on sales

Kiln?fuel and electricity bill on a per?ton?of?cement?produced basis declined  by 4% during the first quarter on a year?over?year basis

Operating expenses as a percentage of net sales, excluding depreciation  declined by 1.6pp

Free cash flow

January – March First Quarter

2012 2012

Millions of US dollars 2013 % var 2013 % var Proforma Proforma

Operating EBITDA 141 130 8% 141 130 8%

? Net Financial Expense 29 29

? Maintenance Capex 3 3

? Change in Working Cap 40 40

? Taxes Paid 18 18

? Other Cash Items (net) 0 0 Free Cash Flow after Maint.Capex 51 51

? Strategic Capex 11 11 Free Cash Flow 40 40

The investment in working capital is consistent with our business  cycle and expected to be recovered towards the end of the year

Consolidated debt maturity profile

Total debt as of March 31, 2013 US $ 1,582 million

726.1

Millions of US dollars

256.5

169.1 143.5 143.5 143.5

2013 2014 2015 2016 2017 2018

Includes CEMEX Colombia short term leases

April 2013

2013 Outlook

2013 guidance

We expect consolidated volumes to increase during 2013

Cement by 4%

Ready?mix by 6%

Aggregates by 9%

Total capital expenditures expected to be US$92 million

US$38 million in maintenance capex

US$54 million in strategic capex

April 2013

Appendix

Additional information on debt

First Quarter First Quarter Fourth Quarter

Millions of US dollars 2013 2012 2012

Total debt 1,582 651 Variable 1,633 Short?term 13% 0% 9%

U.S. 41%

Long?term 87% 100% 91% Cash and cash equivalentsdollar 68 103 76

82%

Net debt 1,514 548 1,557

First Quarter First Quarter

Currency Denomination 2013 2012 US Dollar 95% 100% Colombian Peso 5% 0%

Interest rate

Fixed 80% 0% Variable 20% 100%

2013 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates 3M13 vs. 3M12 3M13 vs. 3M12 3M13 vs. 3M12 Prices Prices Prices Prices Prices Prices Volumes Volumes Volumes (USD) (LC) (USD) (LC) (USD) (LC)

Colombia (15%) 9% 10% 2% 10% 11% (6%) 0% 1% Panama (1%) (1%) (1%) (16%) 5% 5% (6%) 13% 13% Costa Rica (8%) 15% 13% (19%) 14% 12% (9%) (9%) (11%) Rest of CLH (2%) 2% 8% 3% 4% 7% 61% 19% 25%

1Q13 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates 1Q13 vs. 1Q12 1Q13 vs. 1Q12 1Q13 vs. 1Q12 Prices Prices Prices Prices Prices Prices Volumes Volumes Volumes (USD) (LC) (USD) (LC) (USD) (LC)

Colombia (15%) 9% 10% 2% 10% 11% (6%) 0% 1% Panama (1%) (1%) (1%) (16%) 5% 5% (6%) 13% 13% Costa Rica (8%) 15% 13% (19%) 14% 12% (9%) (9%) (11%) Rest of CLH (2%) 2% 8% 3% 4% 7% 61% 19% 25%

2013 Expected Outlook: Selected countries

Domestic gray cement Ready mix Aggregates

Volumes Volumes Volumes

Consolidated 4% 6% 9% Colombia 3% 6% 10% Panama 5% 7% 5% Costa Rica 5% 4% 8%

Definitions

3M13 / 3M12: results for the three months of the years 2013  and 2012, respectively.

Cement: When providing cement volume variations, refers to domestic gray  cement operations.

LC: Local currency.

Like?to?like percentage variation (l?t?l % var): Percentage variations  adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

pp: percentage points.

Rest of CLH: includes Brazil, Guatemala, El Salvador and Nicaragua.

Strategic capital expenditures: investments incurred with the purpose of  increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability  by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Presentation of pro forma financial information

For convenience of the reader, and in order to present comprehensive comparative operating information for the first quarter ended March 31, 2013, CLH prepared pro forma selected consolidated income statement information for the three?month period ended March 31, 2012, intended in all cases and to the extent possible, to present the operating performance of CLH on a like?to?like basis.

Pro forma first quarter 2012: CLH selected consolidated income statement information for the three?month period ended March 31, 2012, was determined by reflecting the original results of the operating subsidiaries for the three?month period from January to March 2012. In addition, in connection with the 5% corporate charges and royalties agreement entered into by CLH with CEMEX and that was executed during the last quarter of 2012 with retroactive effects for full year 2012, the consolidated pro forma condensed income statement information of CLH for the first quarter of 2012 was adjusted to reflect the 5% consolidated corporate charges and royalties.

Volumes and prices

CLH changes in volumes and prices, presented for convenience of the reader, consider volumes and average prices on a pro forma basis for the three?month period ended March 31, 2012.

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Contact information

Investor Relations

In Colombia

Phone +571 603 9176

Stock Information

Colombian Stock Exchange: CLH

Calendar of Events

May 15, 2013 Ordinary General Shareholders Meeting

July 24, 2013 Second quarter 2013 financial results conference call

October 23, 2013 Third quarter 2013 financial results conference call